EXHIBIT 99.1

Donegal Group Inc. Announces Second Quarter and First Half 2016 Results

MARIETTA, Pa., July 26, 2016 (GLOBE NEWSWIRE) -- Donegal Group Inc. (NASDAQ:DGICA) (NASDAQ:DGICB) today reported its financial results for the second quarter of 2016.  Highlights included:

  Net income increased 32.8% to $8.6 million, or 32 cents per diluted Class A share, for the second quarter of 2016, compared to net income of $6.5 million, or 24 cents per diluted Class A share, for the second quarter of 2015
  Net premiums written increased 7.7% to $178.2 million for the second quarter of 2016, reflecting organic growth in both personal and commercial lines
  Statutory combined ratio1 of 95.0% for the second quarter of 2016, compared to 96.4% for the prior-year second quarter
  Statutory combined ratio of 93.6% for the first half of 2016, compared to 96.6% for the first half of 2015
  Annualized return on average equity of 7.9% for the second quarter of 2016, compared to 6.0% for the prior-year second quarter
  Book value per share of $16.62 at June 30, 2016, compared to $15.66 at year-end 2015

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands, except per share amounts)

Income Statement Data
Net premiums earned	$161,943	$150,458	7.6%	$320,418	$296,988	7.9%
Investment income, net	5,344	5,157	3.6	10,890	10,106	7.8
Realized gains	715	390	83.3	1,186	1,437	-17.5
Total revenues	169,847	158,017	7.5	335,916	312,789	7.4
Net income	8,585	6,465	32.8	20,434	13,319	53.4
Operating income[1]	8,120	6,211	30.7	19,663	12,385	58.8
Annualized return on average equity	7.9%	6.0%	1.9 pts	9.6%	6.2%	3.4 pts

Per Share Data
Net income – Class A (diluted)	$0.32	$0.24	33.3%	$0.78	$0.49	59.2%
Net income – Class B	0.30	0.21	42.9	0.72	0.45	60.0
Operating income – Class A (diluted)	0.31	0.23	34.8	0.75	0.45	66.7
Operating income – Class B	0.28	0.21	33.3	0.69	0.41	68.3
Book value	16.62	15.62	6.4	16.62	15.62	6.4

1The “Definitions of Non-GAAP and Operating Measures” section of this release defines and reconciles data that the Company prepares on an accounting basis other than U.S. generally accepted accounting principles (“GAAP”).

Kevin G. Burke, President and Chief Executive Officer of Donegal Group Inc., noted, “Donegal Group reported a strong second quarter and first half of 2016 highlighted by significant increases in net income, earnings per share, and return on average equity. We are continuing to achieve solid underwriting performance by executing on our strategy of providing a strong regional market presence for each of our lines of business.  Our focus on bottom-line execution has helped to drive improvements in our loss and expense ratios over the past several quarters, and we attribute our GAAP combined ratio of 97.0% for the second quarter of 2016 to that ongoing focus.”

Mr. Burke concluded, “Donegal Group achieved net premiums written growth of 7.7% during the second quarter of 2016, driven predominantly by double-digit growth in our commercial lines business segment.  Our homeowners net premiums written remained relatively comparable to the prior-year second quarter due to the effect of reinsurance reinstatement premiums we paid following a catastrophe loss event that impacted one of our subsidiaries during the second quarter of 2016.  We reported growth in all of our lines of business during the first half of 2016.  We attribute that achievement to our strong relationships with our independent agents located throughout the 21 states in which we write business, along with modest rate increases in certain lines.  We expect our continuing technology enhancements, such as the expanded use of predictive modeling and the implementation of our new policy rating and billing systems, to support additional growth opportunities.  We remain committed to our regional focus, working closely with our independent agents, adhering to sound underwriting discipline and delivering best-in-class customer service.”

Donald H. Nikolaus, Chairman, further remarked, “We continue to strive to outperform the property and casualty insurance industry in terms of service, profitability and book value growth over the long term.  At June 30, 2016, our book value per share increased to the highest amount in our history at $16.62, compared to $15.66 at December 31, 2015.  Our favorable earnings during the first half of 2016, as well as an increase in unrealized gains within our available-for-sale fixed-maturity and equity investment portfolios, contributed to the increase in our book value at June 30, 2016.”

Insurance Operations

Donegal Group is an insurance holding company whose insurance subsidiaries offer personal and commercial property and casualty lines of insurance in four Mid-Atlantic states (Delaware, Maryland, New York and Pennsylvania), three New England states (Maine, New Hampshire and Vermont), seven Southeastern states (Alabama, Georgia, North Carolina, South Carolina, Tennessee, Virginia and West Virginia) and seven Midwestern states (Indiana, Iowa, Michigan, Nebraska, Ohio, South Dakota and Wisconsin). The insurance subsidiaries of Donegal Group and Donegal Mutual Insurance Company conduct business together as the Donegal Insurance Group.

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands)

Net Premiums Written
Personal lines:
Automobile	$59,043	$55,635	6.1%	$114,097	$107,972	5.7%
Homeowners	33,354	33,395	(0.1)	59,236	57,805	2.5
Other	5,261	4,852	8.4	9,612	9,048	6.2
Total personal lines	97,658	93,882	4.0	182,945	174,825	4.6
Commercial lines:
Automobile	23,118	20,005	15.6	46,029	40,128	14.7
Workers' compensation	28,203	25,259	11.7	59,233	53,989	9.7
Commercial multi-peril	26,618	24,342	9.4	55,071	49,377	11.5
Other	2,638	2,068	27.6	5,032	3,884	29.6
Total commercial lines	80,577	71,674	12.4	165,365	147,378	12.2
Total net premiums written	$178,235	$165,556	7.7%	$348,310	$322,203	8.1%

The 7.7% increase in the Company’s net premiums written for the second quarter of 2016 compared to the second quarter of 2015, as shown in the table above, represents the combination of 12.4% growth in commercial lines net premiums written and 4.0% growth in personal lines net premiums written. The $12.7 million growth in net premiums written for the second quarter of 2016 compared to the second quarter of 2015 included:

  $8.9 million in commercial lines premiums that the Company attributes primarily to new commercial accounts the Company’s insurance subsidiaries have written throughout their operating regions and a continuation of modest renewal premium increases.
  $3.8 million in personal lines premiums that the Company attributes to a combination of new policy growth and premium rate increases the Company has implemented over the past four quarters, partially offset by higher reinsurance reinstatement premiums.

The following table presents comparative details with respect to our statutory and GAAP combined ratios for the three and six months ended June 30, 2016 and 2015:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Statutory Combined Ratios
Personal Lines:
Automobile	102.0%	101.7%	100.9%	100.6%
Homeowners	98.7	98.3	94.8	98.5
Other	88.8	78.0	85.5	83.3
Total personal lines	100.2	99.4	98.0	98.9
Commercial Lines:
Automobile	106.5	98.2	104.2	99.8
Workers' compensation	82.7	100.5	84.5	94.2
Commercial multi-peril	85.9	85.4	85.3	93.8
Total commercial lines	88.5	92.4	88.2	93.7
Total lines	95.0%	96.4%	93.6%	96.6%

GAAP Combined Ratios (Total Lines)
Loss ratio (non-weather)	56.8%	59.1%	56.3%	59.2%
Loss ratio (weather-related)	6.9	5.9	5.7	6.0
Expense ratio	32.8	33.3	33.0	33.0
Dividend ratio	0.5	0.4	0.5	0.5
Combined ratio	97.0%	98.7%	95.5%	98.7%

Jeffrey D. Miller, Executive Vice President and Chief Financial Officer, commented, “Donegal Group’s improved statutory combined ratio of 95.0% for the second quarter of 2016 was driven by improvement in our core loss ratio.  While we incurred a higher amount of weather-related losses during the second quarter of 2016 compared to the prior-year second quarter, those losses were in line with our previous five-year average for the second quarter.  Our workers’ compensation line of business performed exceptionally well during the period, which helped to offset an increase in our commercial automobile combined ratio.  That increase resulted primarily from an increase in claims frequency during the second quarter of 2016.  We believe the uptick was a seasonal anomaly, as our first half of 2016 commercial automobile frequency statistics compared favorably to our commercial automobile frequency statistics for the past several years.  We continue to focus on improving the profitability of our commercial automobile line of business, and we recently filed rate increases for that line in all of the states in which we conduct business.”

For the second quarter of 2016, the Company’s statutory loss ratio decreased to 63.8%, compared to 65.1% for the second quarter of 2015.  Weather-related losses of $11.2 million for the second quarter of 2016, which equate to 6.9 percentage points of the Company’s loss ratio, increased from the $8.9 million, or 5.9 percentage points of the Company’s loss ratio, for the second quarter of 2015. Weather-related loss activity for the second quarter of 2016 compared favorably to the Company's five-year average of $12.4 million for second-quarter weather-related losses.

Large fire losses, which the Company defines as individual fire losses in excess of $50,000, were $3.7 million for the second quarter of 2016, or 2.3 percentage points of the Company’s loss ratio.  That amount was substantially lower than the large fire losses of $5.9 million, or 3.9 percentage points of the Company’s loss ratio, for the second quarter of 2015. Similar to its experience for the first quarter of 2016, the Company noted significant decreases in commercial fire loss frequency and severity as well as a lower incidence of large homeowners fire losses compared to the prior-year second quarter.

Development of reserves for losses incurred in prior accident years added 2.3 percentage points to the Company’s loss ratio for the second quarter of 2016, compared to 2.6 percentage points to the Company’s loss ratio for the second quarter of 2015. For the six-month periods ended June 30, 2016 and 2015, development of reserves for losses incurred in prior accident years added 1.2 and 1.1 percentage points, respectively, to the Company's loss ratios.

The Company’s statutory expense ratio1 was 30.7% for the second quarter of 2016, compared to 30.9% for the second quarter of 2015.  The Company's other underwriting expenses reflected the benefit of premium tax credits in the amount of $2.8 million that Michigan Insurance Company recognized following legislative resolution of an unintended result of a 2012 Michigan legislative change that made certain premium tax credits available to insurance companies doing business in that state.  That benefit was offset by increased underwriting-based incentive costs for the second quarter of 2016.

Investment Operations

Donegal Group’s investment strategy is to generate an appropriate amount of after-tax income on its invested assets while minimizing credit risk through investment in high-quality securities. As a result, the Company had invested 90% of its consolidated investment portfolio in diversified, highly rated and marketable fixed-maturity securities at June 30, 2016.

	June 30, 2016		December 31, 2015
	Amount	%	Amount	%
	(dollars in thousands)
Fixed maturities, at carrying value:
U.S. Treasury securities and obligations of U.S.
government corporations and agencies	$95,303	10.2%	$88,383	9.8%
Obligations of states and political subdivisions	322,057	34.6	355,671	39.5
Corporate securities	167,670	18.0	138,119	15.3
Mortgage-backed securities	253,246	27.2	229,479	25.5
Total fixed maturities	838,276	90.0	811,652	90.1
Equity securities, at fair value	44,607	4.8	37,261	4.1
Investments in affiliates	39,869	4.3	38,477	4.3
Short-term investments, at cost	9,389	0.9	13,432	1.5
Total investments	$932,141	100.0%	$900,822	100.0%

Average investment yield	2.4%		2.4%
Average tax-equivalent investment yield	3.0%		3.1%
Average fixed-maturity duration (years)	4.0		4.4

Net investment income of $5.3 million for the second quarter of 2016 increased 3.6% compared to $5.2 million in net investment income for the second quarter of 2015. The increase in net investment income reflected primarily an increase in average invested assets relative to the prior-year second quarter.

Net realized investment gains were $715,177 for the second quarter of 2016, compared to $390,461 for the second quarter of 2015.

The Company had no impairments in its investment portfolio that it considered to be other than temporary during the second quarters of 2016 or 2015.

Definitions of Non-GAAP and Operating Measures

The Company prepares its consolidated financial statements on the basis of GAAP. The Company’s insurance subsidiaries also prepare financial statements based on statutory accounting principles state insurance regulators prescribe or permit (“SAP”). In addition to using GAAP-based performance measurements, the Company also utilizes certain non-GAAP financial measures that it believes provide value in managing its business and for comparison to the financial results of its peers. These non-GAAP measures are operating income and statutory combined ratio.

Operating income is a non-GAAP financial measure investors in insurance companies commonly use. The Company defines operating income as net income excluding after-tax net realized investment gains or losses. Because the Company’s calculation of operating income may differ from similar measures other companies use, investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies.

The following table provides a reconciliation of the Company's net income to the Company's operating income for the periods indicated:

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(dollars in thousands, except per share amounts)

Reconciliation of Net Income
to Operating Income
Net income	$8,585	$6,465	32.8%	$20,434	$13,319	53.4%
Realized gains (after tax)	(465)	(254)	83.1%	(771)	(934)	-17.5%
Operating income	$8,120	$6,211	30.7%	$19,663	$12,385	58.8%

Per Share Reconciliation of Net
Income to Operating Income
Net income – Class A (diluted)	$0.32	$0.24	33.3%	$0.78	$0.49	59.2%
Realized gains (after tax)	(0.01)	(0.01)	0.0%	(0.03)	(0.04)	-25.0%
Operating income – Class A	$0.31	$0.23	34.8%	$0.75	$0.45	66.7%

Net income – Class B	$0.30	$0.21	42.9%	$0.72	$0.45	60.0%
Realized gains (after tax)	(0.02)	-	0.0%	(0.03)	(0.04)	-25.0%
Operating income – Class B	$0.28	$0.21	33.3%	$0.69	$0.41	68.3%

The statutory combined ratio is a non-GAAP standard measurement of underwriting profitability that is based upon amounts determined under SAP. The statutory combined ratio is the sum of:

  the statutory loss ratio, which is the ratio of calendar-year incurred losses and loss expenses to premiums earned;
  the statutory expense ratio, which is the ratio of expenses incurred for net commissions, premium taxes and underwriting expenses to premiums written; and
  the statutory dividend ratio, which is the ratio of dividends to holders of workers’ compensation policies to premiums earned.

The statutory combined ratio does not reflect investment income, federal income taxes or other non-operating income or expense. A statutory combined ratio of less than 100% generally indicates underwriting profitability.

Conference Call and Webcast

The Company will hold a conference call and webcast on Tuesday, July 26, 2016, beginning at 11:00 A.M. Eastern Time. You may listen via the Internet by accessing the webcast link on the Company’s web site at http://investors.donegalgroup.com. A replay of the conference call will also be available via the Company’s web site.

About the Company

Donegal Group is an insurance holding company. The Company’s Class A common stock and Class B common stock trade on the NASDAQ Global Select Market under the symbols DGICA and DGICB, respectively. As an effective acquirer of small to medium-sized “main street” property and casualty insurers, Donegal Group has grown profitably over the last three decades. The Company continues to seek opportunities for growth while striving to achieve its longstanding goal of outperforming the property and casualty insurance industry in terms of service, profitability and book value growth.

The Company owns 48.2% of the outstanding stock of Donegal Financial Services Corporation (“DFSC”). DFSC owns all of the outstanding stock of Union Community Bank (“UCB”). The Company accounts for its investment in DFSC using the equity method of accounting. Donegal Mutual Insurance Company owns the remaining 51.8% of the outstanding stock of DFSC.

Safe Harbor

We base all statements contained in this release that are not historic facts on our current expectations. These statements are forward-looking in nature (as defined in the Private Securities Litigation Reform Act of 1995) and involve a number of risks and uncertainties. Actual results could vary materially. Factors that could cause actual results to vary materially include: our ability to maintain profitable operations, the adequacy of the loss and loss expense reserves of our insurance subsidiaries, business and economic conditions in the areas in which our insurance subsidiaries operate, interest rates, competition from various insurance and other financial businesses, terrorism, the availability and cost of reinsurance, adverse and catastrophic weather events, legal and judicial developments, changes in regulatory requirements, our ability to integrate and manage successfully the insurance companies we may acquire from time to time and other risks we describe in the periodic reports we file with the Securities and Exchange Commission. You should not place undue reliance on any such forward-looking statements. We disclaim any obligation to update such statements or to announce publicly the results of any revisions that we may make to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Quarter Ended June 30,
	2016	2015

Net premiums earned	$161,943	$150,458
Investment income, net of expenses	5,344	5,157
Net realized investment gains	715	390
Lease income	173	190
Installment payment fees	1,367	1,480
Equity in earnings of DFSC	305	342
Total revenues	169,847	158,017

Net losses and loss expenses	103,194	97,839
Amortization of deferred acquisition costs	26,554	24,826
Other underwriting expenses	26,579	25,203
Policyholder dividends	755	688
Interest	404	390
Other expenses	315	678
Total expenses	157,801	149,624

Income before income tax expense	12,046	8,393
Income tax expense	3,461	1,928

Net income	$8,585	$6,465

Net income per common share:
Class A - basic	$0.33	$0.24
Class A - diluted	$0.32	$0.24
Class B - basic and diluted	$0.30	$0.21

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	20,746,193	22,002,187
Class A - diluted	21,322,432	22,378,472
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$178,235	$165,556

Book value per common share
at end of period	$16.62	$15.62

Annualized return on average equity	7.9%	6.0%

Donegal Group Inc.
Consolidated Statements of Income
(unaudited; in thousands, except share data)

	Six Months Ended June 30,
	2016	2015

Net premiums earned	$320,418	$296,988
Investment income, net of expenses	10,890	10,106
Net realized investment gains	1,186	1,437
Lease income	351	390
Installment payment fees	2,730	3,000
Equity in earnings of DFSC	341	868
Total revenues	335,916	312,789

Net losses and loss expenses	198,772	193,779
Amortization of deferred acquisition costs	52,510	48,836
Other underwriting expenses	53,217	49,036
Policyholder dividends	1,587	1,606
Interest	812	721
Other expenses	953	1,403
Total expenses	307,851	295,381

Income before income tax expense	28,065	17,408
Income tax expense	7,631	4,089

Net income	$20,434	$13,319

Net income per common share:
Class A - basic	$0.79	$0.50
Class A - diluted	$0.78	$0.49
Class B - basic and diluted	$0.72	$0.45

Supplementary Financial Analysts' Data

Weighted-average number of shares
outstanding:
Class A - basic	20,645,467	21,769,110
Class A - diluted	21,068,986	22,247,476
Class B - basic and diluted	5,576,775	5,576,775

Net premiums written	$348,310	$322,203

Book value per common share
at end of period	$16.62	$15.62

Annualized return on average equity	9.6%	6.2%

Donegal Group Inc.
Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2016	2015
	(unaudited)

ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost	$328,167	$310,259
Available for sale, at fair value	510,109	501,393
Equity securities, at fair value	44,607	37,261
Investments in affiliates	39,869	38,477
Short-term investments, at cost	9,389	13,432
Total investments	932,141	900,822
Cash	29,697	28,139
Premiums receivable	159,991	141,267
Reinsurance receivable	258,140	259,728
Deferred policy acquisition costs	56,344	52,108
Prepaid reinsurance premiums	127,155	113,523
Other assets	36,782	42,247
Total assets	$1,600,250	$1,537,834

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Losses and loss expenses	$577,165	$578,205
Unearned premiums	471,018	429,493
Accrued expenses	19,168	22,460
Borrowings under lines of credit	77,500	81,000
Subordinated debentures	5,000	5,000
Other liabilities	10,532	13,288
Total liabilities	1,160,383	1,129,446
Stockholders' equity:
Class A common stock	239	235
Class B common stock	56	56
Additional paid-in capital	227,074	219,525
Accumulated other comprehensive income	8,109	774
Retained earnings	245,615	229,024
Treasury stock	(41,226)	(41,226)
Total stockholders' equity	439,867	408,388
Total liabilities and stockholders' equity	$1,600,250	$1,537,834

For Further Information:
Jeffrey D. Miller, Executive Vice President & Chief Financial Officer
Phone: (717) 426-1931
E-mail: investors@donegalgroup.com